UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 17, 2010

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 17, 2010, American Independence Corp. issued a press release announcing results of operations for the three months ended March 31, 2010, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated May 17, 2010.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	May 17, 2010

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2010 FIRST-QUARTER RESULTS

New York, New York, May 17, 2010.  American Independence Corp. (NASDAQ: AMIC) today reported 2010 first-quarter results.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

Net income decreased to $0.8 million ($.10 per share, diluted), for the three months ended March 31, 2010, compared to $1.4 million ($.16 per share, diluted), for the three months ended March 31, 2009.

The Company's operating income1 for the three months ended March 31, 2010 was $1.3 million ($.15 per share, diluted), as compared to $2.0 million ($.23 per share, diluted) for the three months ended March 31, 2009.

Revenues decreased to $22.8 million for the three months ended March 31, 2010, compared to revenues of $26.7 million for the three months ended March 31, 2009, primarily due to a reduction of premiums.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “The decrease in our financial results in the first quarter is largely due to a reduction in premiums and an increase in loss ratios due to the global economic crisis, but we believe both are beginning to stabilize.  Sequentially, our operating income per share increased to $.15 per share from $.10 per share for the quarter ended December 31, 2009.  Our financial condition remains strong as we have grown our book value to $10.61 at March 31, 2010 from $10.46 per share at December 31, 2009, and our investment portfolio continues to be rated, on average, AA."

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is net income excluding non-cash charges related to the amortization of intangible assets recorded in purchase accounting, net realized investment gains (losses), net income attributable to the non-controlling interest, and the federal income tax charge related to deferred taxes due to its federal net operating loss carryforwards, and (ii) Operating income per share is operating income (loss) on a per share basis. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Operating Income from Continuing Operations” schedule below.

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers health insurance solutions to individuals and employer groups.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries, Independent Producers of America, LLC and healthinsurance.org, LLC.  AMIC markets medical stop-loss through managing general underwriters, including Marlton Risk Group LLC and Risk Assessment Strategies, Inc.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

FIRST QUARTER REPORT

MARCH 31, 2010

(In thousands except per share data)

	Three Months
	Ended March 31,
	2010	2009

Premiums earned	$18,411	$21,947
MGU and agency income	3,643	3,754
Net investment income	614	713
Net realized investment gains	186	226
Other income (loss)	(10)	42

Revenues	22,844	26,682

Insurance benefits, claims and reserves	12,318	13,846
Selling, general and administrative expenses	8,826	10,426
Amortization and depreciation	213	209

Expenses	21,357	24,481

Income before income tax	1,487	2,201
Provision for income taxes	453	746

Net income	1,034	1,455
Less: Net income attributable to the non-controlling interest	(191)	(60)

Net income attributable to American Independence Corp.	$843	$1,395

Basic income per common share:
Net income attributable to American Independence Corp. common stockholders	$.10	$.16

Weighted-average shares outstanding	8,506	8,504

Diluted income per common share:
Net income attributable to American Independence Corp. common stockholders	$.10	$.16

Weighted-average diluted shares outstanding	8,506	8,504

As of March 31, 2010 there were 8,506,489 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP OPERATING INCOME FROM CONTINUING OPERATIONS

(In thousands except per share data)

	Three Months Ended
	March 31,
	2010	2009

Income from continuing operations	$1,034	$1,455
Amortization of intangible assets related to purchase accounting	34	34
Net realized investment gains	(186)	(226)
Federal income tax charge related to deferred taxes for operating income	422	698

Operating Income from continuing operations	$1,304	$1,961

Non - GAAP Basic Income Per Common Share:

Operating Income from continuing operations	$.15	$.23

Non - GAAP Diluted Income Per Common Share:

Operating Income from continuing operations	$.15	$.23

Footnotes

1 Operating income is a non-GAAP measure and is defined as net income excluding non-cash charges related to the amortization of certain intangible assets recorded in purchase accounting, net realized investment losses, losses from discontinued operations and the federal income tax charge related to deferred taxes. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of net income to operating income is presented as an attachment to this press release.